EXHIBIT 99.1

CB Financial Services, Inc.
Announces Third Quarter and Year-to-Date 2023 Financial Results and
Declares Quarterly Cash Dividend

WASHINGTON, PA., October 27, 2023 -- CB Financial Services, Inc. (“CB” or the “Company”) (NASDAQGM: CBFV), the holding company of Community Bank (the “Bank”) and Exchange Underwriters, Inc. (“EU”), a wholly-owned insurance subsidiary of the Bank, today announced its third quarter and year-to-date 2023 financial results.

2023 Third Quarter Financial Highlights
(Comparisons to three months ended September 30, 2022 unless otherwise noted)
•Net income was $2.7 million, compared to $3.9 million. Current period results were negatively impacted by net interest margin (NIM) compression coupled with increases in the provision for credit losses and noninterest expense and a decrease in noninterest income, partially offset by a decrease in income tax expense.
◦Income before income tax expense was $3.2 million compared to $4.9 million.
◦Pre-provision net revenue (PPNR) (non-GAAP) was $3.5 million compared to $4.9 million.
•Earnings per diluted common share (EPS) decreased to $0.52 from $0.77.
•Return on average assets (annualized) was 0.75%, compared to 1.12%.
•Return on average equity (annualized) was 9.03%, compared to 13.60%.
•NIM declined to 3.13% from 3.29%.
•Net interest and dividend income was $10.7 million, compared to $11.0 million.
•Noninterest income decreased to $2.4 million, compared to $2.7 million. Prior period noninterest income included a $439,000 gain recognized as a result of the sale of assets of two closed branch locations.
•Noninterest expense increased to $9.5 million, compared to $8.8 million, primarily due to increases in compensation and benefits, equipment and data processing costs.

(Amounts at September 30, 2023; comparisons to December 31, 2022, unless otherwise noted)
•Total assets decreased to $1.40 billion from $1.41 billion.
•Total loans increased $52.6 million, or 5.0%, to $1.10 billion compared to $1.05 billion, and included increases of $30.8 million, or 44.0%, in commercial and industrial loans, $30.1 million, or 6.9%, in commercial real estate loans, and $15.8 million, or 4.8%, in residential mortgage loans, partially offset by a decrease of $24.4 million, or 16.6%, in consumer loans, which is primarily comprised of indirect automobile loans.
•Nonperforming loans to total loans was 0.30%, a decrease of 25 basis points (“bps”), compared to 0.55%.
•Total deposits were $1.24 billion, a decrease of $32.2 million, compared to $1.27 billion.
•Book value per share was $22.43, compared to $22.81 as of June 30, 2023 and $21.60 as of December 31, 2022.
•Tangible book value per share (Non-GAAP) was $20.10, compared to $20.39 as of June 30, 2023 and $19.00 as of December 31, 2022. The year-to-date change was due to an increase in stockholders’ equity primarily related to current period net income of $9.6 million and a $2.1 million positive adjustment due to the Company’s January 1, 2023 adoption of CECL, partially offset by current period dividends paid to stockholders of $3.8 million.

Management Commentary
President and CEO John H. Montgomery stated, “Our third quarter results, while impacted by pressures on funding costs, continue to support our model of investing in our franchise and focusing on delivering an exceptional client experience.

As we have noted for several quarters, the net interest margin compression continues as our customers respond to the overall increase in market interest rates, while being partially offset by the gradual and increasing shift in our asset base from consumer loans into higher yielding commercial and industrial loans and commercial real estate loans. We continued to make investments in our team, resulting in substantial loan growth and onboarding of new relationships. We firmly believe that the challenges of the economic environment provide an opportunity for quality relationship growth, increasing our long term franchise value and benefiting all of our stakeholders. In addition to our loan growth, our asset quality remains strong with nonperforming assets to total assets decreasing from the previous quarter.

During the quarter, significant progress was made on a number of strategic initiatives, including investing in technology and refreshing our branch network, creating the physical environment for technology and our team members to work cohesively in serving our customers. Additionally, we also declared and paid a $0.25 cash dividend during the quarter, continuing our commitment to our shareholders.”

Mr. Montgomery concluded, “As I have noted previously, we remain focused on maintaining solid capital and liquidity positions as we continue to navigate the challenging economic environment and position ourselves for the future.”

Dividend Information
The Company’s Board of Directors declared a $0.25 quarterly cash dividend per outstanding share of common stock, payable on or about November 30, 2023, to stockholders of record as of the close of business on November 15, 2023.

2023 Third Quarter Financial Review

Net Interest and Dividend Income
Net interest and dividend income decreased $298,000, or 2.7%, to $10.7 million for the three months ended September 30, 2023 compared to $11.0 million for the three months ended September 30, 2022.
•Net interest margin (GAAP) decreased to 3.13% for the three months ended September 30, 2023 compared to 3.29% for the three months ended September 30, 2022. Fully tax equivalent (FTE) net interest margin (Non-GAAP) decreased 16 bps to 3.14% for the three months ended September 30, 2023 compared to 3.30% for the three months ended September 30, 2022.
•Interest and dividend income increased $3.6 million, or 29.2%, to $15.9 million for the three months ended September 30, 2023 compared to $12.3 million for the three months ended September 30, 2022.
◦Interest income on loans increased $3.2 million, or 29.9%, to $14.0 million for the three months ended September 30, 2023 compared to $10.8 million for the three months ended September 30, 2022. The average balance of loans increased $64.3 million to $1.09 billion from $1.02 billion, generating $729,000 of additional interest income on loans. The average yield increased 93 bps to 5.13% compared to 4.20% resulting in a $2.5 million increase in interest income on loans.
◦Interest income on interest-earning deposits at other banks increased $372,000, to $750,000 for the three months ended September 30, 2023 compared to $378,000 for the three months ended September 30, 2022 as the average yield increased 347 bps, partially offset by a $15.2 million decrease in average balances. The increase in the average yield was the result of the Federal Reserve Board’s interest rate increases.
•Interest expense increased $3.9 million, or 305.4%, to $5.2 million for the three months ended September 30, 2023 compared to $1.3 million for the three months ended September 30, 2022.
◦Interest expense on deposits increased $3.7 million, or 340.2%, to $4.8 million for the three months ended September 30, 2023 compared to $1.1 million for the three months ended September 30, 2022. Rising market interest rates led to the repricing of interest-bearing demand and money market deposits and a shift in deposits from noninterest-bearing to interest-bearing demand and time deposits resulted in a 150 bps, or 295.2%, increase in the average cost of interest-bearing deposits compared to the three months ended September 30, 2022. This accounted for a $3.5 million increase in interest expense. Additionally, interest-bearing deposit balances increased $95.4 million, or 11.3%, to $937.8 million as of September 30, 2023 compared to $842.4 million as of September 30, 2022, accounting for a $138,000 increase in interest expense.
Provision for Credit Losses
Effective January 1, 2023, the Company adopted ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”, which replaced the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (CECL) methodology. The provision for credit losses recorded for the three months ended September 30, 2023 was $406,000 and was required primarily due to changes in qualitative factors coupled with a modeled slowdown in loan prepayment speeds. This compared to no provision for credit losses recorded for the three months ended September 30, 2022.

Noninterest Income
Noninterest income decreased $327,000, or 11.9%, to $2.4 million for the three months ended September 30, 2023, compared to $2.7 million for the three months ended September 30, 2022. This decrease was primarily related to a $439,000 decrease in net gain on disposal of fixed assets as the prior period included a $439,000 gain resulting from the sale of assets of two closed branch locations.

Noninterest Expense
Noninterest expense increased $660,000, or 7.5%, to $9.5 million for the three months ended September 30, 2023 compared to $8.8 million for the three months ended September 30, 2022. Salaries and benefits increased $630,000, or 13.3%, to $5.4 million primarily due to merit increases and revenue producing staff additions. Data processing expense increased $174,000, or 32.2%, to $714,000, due to increased ongoing costs related to the fourth quarter 2022 core conversion and equipment expense increased $95,000 or 55.9%, to $265,000, due to costs associated with the implementation and operation of new interactive teller machines.

Statement of Financial Condition Review

Assets
Total assets decreased $9.4 million, or 0.7%, to $1.40 billion at September 30, 2023, compared to $1.41 billion at December 31, 2022.
•Cash and due from banks decreased $51.1 million, or 49.3%, to $52.6 million at September 30, 2023, compared to $103.7 million at December 31, 2022, due to significant loan growth.
•Securities decreased $17.2 million, or 9.0%, to $172.9 million at September 30, 2023, compared to $190.1 million at December 31, 2022. The securities balance was primarily impacted by $12.4 million of repayments on mortgage-backed and collateralized mortgage obligation securities and a $369,000 decrease in the market value in the equity securities portfolio, which is primarily comprised of bank stocks.
Loans and Credit Quality
•Total loans increased $52.6 million, or 5.0%, to $1.10 billion at September 30, 2023 compared to $1.05 billion at December 31, 2022. Loan growth was driven by increases in commercial and industrial loans, commercial real estate loans and residential mortgage loans of $30.8 million, $30.1 million, and $15.8 million, respectively, partially offset by a decrease in consumer loans of $24.4 million. The decrease in consumer loans resulted from a reduction in indirect automobile loan production due to rising market interest rates and the discontinuation of this product offering as of June 30, 2023. This portfolio is expected to continue to decline as resources are allocated and production efforts are focused on more profitable commercial products.
•The allowance for credit losses (ACL) was $10.8 million at September 30, 2023 and $12.8 million at December 31, 2022. As a result, the ACL to total loans was 0.98% at September 30, 2023 compared to 1.22% at December 31, 2022. The change in the ACL was primarily due to the Company's aforementioned adoption of CECL. At adoption, the Company decreased its ACL by $3.4 million. Contributing to the change in ACL was a prior year charge-off of $2.7 million and qualitative factors that significantly impacted the incurred loss model driven by historical activity compared to the adopted CECL methodology that is centered around CECL activity using a forecast approach.
•Net charge-offs for the three months ended September 30, 2023 were $109,000, or 0.04% of average loans on an annualized basis. Net recoveries for the three months ended September 30, 2022 were $21,000, or 0.01% of average loans on an annualized basis. Net recoveries for the nine months ended September 30, 2023 were $551,000 primarily due to recoveries totaling $750,000 related to the prior year $2.7 million charged-off commercial and industrial loan. Net charge-offs for the nine months ended September 30, 2022 were $2.5 million.
•Nonperforming loans, which includes nonaccrual loans and accruing loans past due 90 days or more, were $3.3 million at September 30, 2023 compared to $5.8 million at December 31, 2022. The decrease of $2.5 million was due to ten loans totaling $1.7 million transferred from nonaccrual to accrual status during the current period and the repayment of a $1.6 million commercial real estate loan that was previously on nonaccrual status. Partially offsetting these favorable movements, a $757,000 commercial real estate loan moved to nonaccrual status during the period. Nonperforming loans to total loans ratio was 0.30% at September 30, 2023 compared to 0.55% at December 31, 2022.
Other
•Intangible assets decreased $1.3 million, or 37.0%, to $2.2 million at September 30, 2023 compared to $3.5 million at December 31, 2022 due to amortization expense recognized during the period.
•Accrued interest and other assets increased $5.5 million or 26.0%, to $26.7 million at September 30, 2023, compared to $21.1 million at December 31, 2022 due to the sale of a $2.0 million syndicated loan which was sold but not yet settled at September 30, 2023, and increases in prepaid expenses and accrued interest receivable of $1.2 million and $600,000.

Total liabilities decreased $14.1 million, or 1.1%, to $1.28 billion at September 30, 2023 compared to $1.30 billion at December 31, 2022.
Deposits
•Total deposits decreased $32.2 million to $1.24 billion as of September 30, 2023 compared to $1.27 billion at December 31, 2022. Interest-bearing demand deposits increased $45.6 million and time deposits increased $68.3 million, while non interest-bearing demand deposits decreased $85.3 million, savings deposits decreased $40.9 million, and money market deposits decreased $19.9 million. The increase in interest-bearing demand deposits was primarily the result of higher interest rates attracting more customers and additional deposits from existing customers while higher time deposits resulted from the offering of a higher-rate certificate of deposit product. FDIC insured deposits totaled approximately 60.5% of total deposits while an additional 16.9% of deposits were collateralized with investment securities.
Borrowed Funds
•Long-term borrowings increased $20.0 million, or 136.6%, to $34.7 million at September 30, 2023, compared to $14.6 million at December 31, 2022. During the second quarter, the Bank entered into $20.0 million of FHLB advances for a term of 24 months at 4.92%, the proceeds of which were utilized to match fund originations within the Bank’s commercial and industrial loan portfolio.
•Short-term borrowings decreased $8.1 million, or 100.0%, as there were no short-term borrowings at September 30, 2023, compared to $8.1 million at December 31, 2022. At December 31, 2022, short-term borrowings were comprised entirely of securities sold under agreements to repurchase. These accounts were transitioned into other deposit products and account for a portion of the interest-bearing demand deposit increase.
Accrued Interest Payable and Other Liabilities
•Accrued interest payable and other liabilities increased $6.1 million, or 80.5%, to $13.7 million at September 30, 2023, compared to $7.6 million at December 31, 2022 primarily due to the purchase of $3.9 million of syndicated loans which were unfunded at the end of the period and a $1.1 million increase in accrued interest payable on certificate accounts.

Stockholders’ Equity
Stockholders’ equity increased $4.7 million, or 4.3%, to $114.8 million at September 30, 2023, compared to $110.2 million at December 31, 2022. Key factors positively impacting stockholders’ equity included $9.6 million of net income for the current period and a $2.1 million positive adjustment, net of tax, due to the Company’s January 1, 2023 adoption of CECL as described above. These factors were partially offset by the payment of $3.8 million in dividends since December 31, 2022 and activity under share repurchase programs. On April 21, 2022, a $10.0 million repurchase program was authorized, with the Company repurchasing 74,656 shares at an average price of $22.38 per share since the inception of the program. In total, the Company repurchased $274,000 of common stock since December 31, 2022. The program expired on May 1, 2023.
Book value per share
Book value per common share was $22.43 at September 30, 2023 compared to $21.60 at December 31, 2022, an increase of $0.83.

Tangible book value per common share (Non-GAAP) was $20.10 at September 30, 2023, compared to $19.00 at December 31, 2022, an increase of $1.10.

Refer to “Explanation of Use of Non-GAAP Financial Measures” at the end of this Press Release.

About CB Financial Services, Inc.
CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates its branch network in southwestern Pennsylvania and West Virginia. Community Bank offers a broad array of retail and commercial lending and deposit services and provides commercial and personal insurance brokerage services through Exchange Underwriters, Inc., its wholly owned subsidiary.
For more information about CB Financial Services, Inc. and Community Bank, visit our website at www.communitybank.tv.

Statement About Forward-Looking Statements
Statements contained in this press release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions, changes in market interest rates, deposit flows, demand for loans, real estate values and competition, competitive products and pricing, the ability of our customers to make scheduled loan payments, loan delinquency rates and trends, our ability to manage the risks involved in our business, our ability to control costs and expenses, inflation, market and monetary fluctuations, changes in federal and state legislation and regulation applicable to our business, actions by our competitors, and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

Company Contact:
John H. Montgomery
President and Chief Executive Officer
Phone: (724) 225-2400

CB FINANCIAL SERVICES, INC. SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Dollars in thousands, except share and per share data) (Unaudited)

Selected Financial Condition Data	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22
Assets
Cash and Due From Banks	$52,597	$78,093	$103,545	$103,700	$122,801
Securities	172,904	181,427	189,025	190,058	193,846
Loans
Real Estate:
Residential	346,485	338,493	332,840	330,725	328,248
Commercial	466,910	458,614	452,770	436,805	432,516
Construction	41,874	44,523	39,522	44,923	49,502
Commercial and Industrial:
Commercial and Industrial	100,852	102,232	79,436	69,918	61,428
PPP	21	34	65	126	768
Consumer	122,516	134,788	146,081	146,927	150,615
Other	23,856	22,470	21,151	20,449	19,865
Total Loans	1,102,514	1,101,154	1,071,865	1,049,873	1,042,942
Allowance for Credit Losses	(10,848)	(10,666)	(10,270)	(12,819)	(12,854)
Loans, Net	1,091,666	1,090,488	1,061,595	1,037,054	1,030,088
Premises and Equipment, Net	18,524	18,582	17,732	17,844	18,064
Bank-Owned Life Insurance	25,227	25,082	24,943	25,893	25,750
Goodwill	9,732	9,732	9,732	9,732	9,732
Intangible Assets, Net	2,177	2,622	3,068	3,513	3,959
Accrued Interest Receivable and Other Assets	26,665	26,707	21,068	21,144	21,680
Total Assets	$1,399,492	$1,432,733	$1,430,708	$1,408,938	$1,425,920

Liabilities
Deposits
Noninterest-Bearing Demand Accounts	$305,145	$316,098	$350,911	$390,405	$407,107
Interest-Bearing Demand Accounts	357,381	374,654	359,051	311,825	298,755
Money Market Accounts	189,187	185,814	206,174	209,125	198,715
Savings Accounts	207,148	217,267	234,935	248,022	250,378
Time Deposits	177,428	169,482	130,449	109,126	120,879
Total Deposits	1,236,289	1,263,315	1,281,520	1,268,503	1,275,834

Short-Term Borrowings	—	—	121	8,060	18,108
Other Borrowings	34,668	34,658	14,648	14,638	17,627
Accrued Interest Payable and Other Liabilities	13,689	18,171	17,224	7,582	7,645
Total Liabilities	1,284,646	1,316,144	1,313,513	1,298,783	1,319,214

Stockholders’ Equity	114,846	116,589	117,195	110,155	106,706
Total Liabilities and Stockholders’ Equity	$1,399,492	$1,432,733	$1,430,708	$1,408,938	$1,425,920

(Dollars in thousands, except share and per share data) (Unaudited)

	Three Months Ended					Nine Months Ended
Selected Operating Data	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	9/30/23	9/30/22
Interest and Dividend Income:
Loans, Including Fees	$14,049	$13,426	$12,371	$11,835	$10,815	$39,846	$30,098
Securities:
Taxable	940	950	964	974	985	2,853	2,878
Tax-Exempt	41	42	41	40	49	124	172
Dividends	25	25	24	28	21	74	64
Other Interest and Dividend Income	819	760	844	978	417	2,424	649
Total Interest and Dividend Income	15,874	15,203	14,244	13,855	12,287	45,321	33,861
Interest Expense:
Deposits	4,750	3,842	2,504	1,811	1,079	11,097	2,214
Short-Term Borrowings	—	3	2	7	19	5	56
Other Borrowings	407	238	155	171	174	800	522
Total Interest Expense	5,157	4,083	2,661	1,989	1,272	11,902	2,792
Net Interest and Dividend Income	10,717	11,120	11,583	11,866	11,015	33,419	31,069
Provision for Credit Losses - Loans	291	492	80	—	—	863	3,784
Provision (Recovery) for Credit Losses - Unfunded Commitments	115	(60)	—	—	—	54	—
Net Interest and Dividend Income After Provision for Credit Losses	10,311	10,688	11,503	11,866	11,015	32,502	27,285
Noninterest Income:
Service Fees	466	448	445	530	544	1,359	1,629
Insurance Commissions	1,436	1,511	1,922	1,399	1,368	4,870	4,535
Other Commissions	94	224	144	157	244	462	512
Net (Loss) Gain on Sales of Loans	—	(5)	2	—	—	(3)	—
Net (Loss) Gain on Securities	(37)	(100)	(232)	83	(46)	(369)	(252)
Net Gain on Purchased Tax Credits	7	7	7	14	14	22	43
Net Gain on Disposal of Fixed Assets	—	—	11	—	439	11	431
Income from Bank-Owned Life Insurance	145	139	140	143	140	425	418
Net Gain on Bank-Owned Life Insurance Claims	—	1	302	—	—	303	—
Other Income	301	44	69	34	36	413	143
Total Noninterest Income	2,412	2,269	2,810	2,360	2,739	7,493	7,459
Noninterest Expense:
Salaries and Employee Benefits	5,369	5,231	5,079	4,625	4,739	15,679	13,843
Occupancy	698	789	701	817	768	2,188	2,230
Equipment	265	283	218	178	170	766	561
Data Processing	714	718	857	681	540	2,289	1,471
FDIC Assessment	189	224	152	154	147	565	484
PA Shares Tax	217	195	260	258	240	672	721
Contracted Services	286	434	147	405	288	868	1,223
Legal and Professional Fees	320	246	182	362	334	748	876
Advertising	114	75	79	165	131	268	362
Other Real Estate Owned (Income)	(8)	(35)	(37)	(38)	(38)	(80)	(113)
Amortization of Intangible Assets	445	446	445	446	445	1,336	1,336
Other	878	895	945	945	1,063	2,718	2,899
Total Noninterest Expense	9,487	9,501	9,028	8,998	8,827	28,017	25,893
Income Before Income Tax Expense	3,236	3,456	5,285	5,228	4,927	11,978	8,851
Income Tax Expense	564	699	1,129	1,076	998	2,392	1,757
Net Income	$2,672	$2,757	$4,156	$4,152	$3,929	$9,586	$7,094

	Three Months Ended					Nine Months Ended
Per Common Share Data	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	9/30/23	9/30/22
Dividends Per Common Share	$0.25	$0.25	$0.25	$0.24	$0.24	$0.75	$0.72
Earnings Per Common Share - Basic	0.52	0.54	0.81	0.81	0.77	1.88	1.38
Earnings Per Common Share - Diluted	0.52	0.54	0.81	0.81	0.77	1.87	1.37

Weighted Average Common Shares Outstanding - Basic	5,115,026	5,111,987	5,109,597	5,095,237	5,106,861	5,112,223	5,150,632
Weighted Average Common Shares Outstanding - Diluted	5,126,546	5,116,134	5,115,705	5,104,254	5,118,627	5,118,279	5,165,376

	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22
Common Shares Outstanding	5,120,678	5,111,678	5,116,830	5,100,189	5,096,672
Book Value Per Common Share	$22.43	$22.81	$22.90	$21.60	$20.94
Tangible Book Value per Common Share (1)	20.10	20.39	20.40	19.00	18.25
Stockholders’ Equity to Assets	8.2%	8.1%	8.2%	7.8%	7.5%
Tangible Common Equity to Tangible Assets (1)	7.4	7.3	7.4	6.9	6.6

	Three Months Ended					Nine Months Ended
Selected Financial Ratios (2)	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	9/30/23	9/30/22
Return on Average Assets	0.75%	0.79%	1.21%	1.16%	1.12%	0.91%	0.68%
Return on Average Equity	9.03	9.38	14.69	15.26	13.60	10.98	7.85
Average Interest-Earning Assets to Average Interest-Bearing Liabilities	139.67	142.37	147.53	149.04	149.41	143.07	147.64
Average Equity to Average Assets	8.32	8.38	8.27	7.63	8.20	8.33	8.61
Net Interest Rate Spread	2.54	2.78	3.12	3.17	3.10	2.80	3.03
Net Interest Rate Spread (FTE) (1)	2.55	2.79	3.13	3.18	3.11	2.81	3.04
Net Interest Margin	3.13	3.29	3.51	3.45	3.29	3.31	3.17
Net Interest Margin (FTE) (1)	3.14	3.30	3.52	3.46	3.30	3.32	3.18
Net Charge-Offs (Recoveries) to Average Loans	0.04	0.04	(0.29)	0.01	(0.01)	(0.07)	0.33
Efficiency Ratio	72.26	70.96	62.72	63.25	64.18	68.48	67.21

Asset Quality Ratios	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22
Allowance for Credit Losses to Total Loans	0.98%	0.97%	0.96%	1.22%	1.23%
Allowance for Credit Losses to Nonperforming Loans (3)	330.13	260.46	189.73	221.06	218.61
Allowance for Credit Losses to Noncurrent Loans (4)	330.13	260.46	189.73	320.64	318.96
Delinquent and Nonaccrual Loans to Total Loans (4) (5)	0.73	0.68	1.02	0.81	0.46
Nonperforming Loans to Total Loans (3)	0.30	0.37	0.51	0.55	0.56
Noncurrent Loans to Total Loans (4)	0.30	0.37	0.51	0.38	0.39
Nonperforming Assets to Total Assets (6)	0.23	0.30	0.40	0.41	0.41

Capital Ratios (7)	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22
Common Equity Tier 1 Capital (to Risk Weighted Assets)	12.77%	12.54%	12.60%	12.33%	12.02%
Tier 1 Capital (to Risk Weighted Assets)	12.77	12.54	12.60	12.33	12.02
Total Capital (to Risk Weighted Assets)	13.90	13.64	13.69	13.58	13.27
Tier 1 Leverage (to Adjusted Total Assets)	9.37	9.26	9.24	8.66	8.51
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(2)    Interim period ratios are calculated on an annualized basis.
(3)    Nonperforming loans consist of all nonaccrual loans and accruing loans that are 90 days or more past due.
(4)    Noncurrent loans consist of nonaccrual loans and accruing loans that are 90 days or more past due.
(5)    Delinquent loans consist of accruing loans that are 30 days or more past due.
(6)    Nonperforming assets consist of nonperforming loans and other real estate owned.
(7)    Capital ratios are for Community Bank only.
Certain items previously reported may have been reclassified to conform with the current reporting period’s format.

AVERAGE BALANCES AND YIELDS

	Three Months Ended
	September 30, 2023			June 30, 2023			March 31, 2023			December 31, 2022			September 30, 2022
	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (2)	$1,088,691	$14,081	5.13%	$1,079,399	$13,450	5.00%	$1,040,570	$12,391	4.83%	$1,034,714	$11,853	4.54%	$1,024,363	$10,833	4.20%
Debt Securities
Taxable	204,848	940	1.84	209,292	950	1.82	213,158	964	1.81	216,915	974	1.80	222,110	985	1.77
Exempt From Federal Tax	6,013	52	3.46	6,180	53	3.43	6,270	52	3.32	6,277	51	3.25	7,998	62	3.10
Equity Securities	2,693	25	3.71	2,693	25	3.71	2,693	24	3.56	2,693	28	4.16	2,693	21	3.12
Interest-Earning Deposits at Banks	52,642	750	5.70	54,466	721	5.30	74,555	805	4.32	99,108	939	3.79	67,870	378	2.23
Other Interest-Earning Assets	3,292	69	8.32	2,783	39	5.62	2,633	39	6.01	2,875	39	5.38	2,784	39	5.56
Total Interest-Earning Assets	1,358,179	15,917	4.65	1,354,813	15,238	4.51	1,339,879	14,275	4.32	1,362,582	13,884	4.04	1,327,818	12,318	3.68
Noninterest-Earning Assets	52,709			51,928			48,369			51,718			68,796
Total Assets	$1,410,888			$1,406,741			$1,388,248			$1,414,300			$1,396,614
Liabilities and Stockholders' Equity:
Interest-Bearing Liabilities:
Interest-Bearing Demand Accounts	$363,997	$2,003	2.18%	$354,497	$1,582	1.79%	$335,327	$1,191	1.44%	$315,352	$810	1.02%	$278,412	$393	0.56%
Savings Accounts	212,909	54	0.10	225,175	53	0.09	242,298	37	0.06	249,948	29	0.05	251,148	20	0.03
Money Market Accounts	187,012	1,141	2.42	194,565	1,033	2.13	213,443	939	1.78	206,192	604	1.16	189,371	269	0.56
Time Deposits	173,832	1,552	3.54	155,867	1,174	3.02	101,147	337	1.35	116,172	368	1.26	123,438	397	1.28
Total Interest-Bearing Deposits	937,750	4,750	2.01	930,104	3,842	1.66	892,215	2,504	1.14	887,664	1,811	0.81	842,369	1,079	0.51
Short-Term Borrowings	—	—	—	480	3	2.51	1,344	2	0.60	8,985	7	0.31	28,738	19	0.26
Other Borrowings	34,662	407	4.66	21,026	238	4.54	14,641	155	4.29	17,598	171	3.86	17,621	174	3.92
Total Interest-Bearing Liabilities	972,412	5,157	2.10	951,610	4,083	1.72	908,200	2,661	1.19	914,247	1,989	0.86	888,728	1,272	0.57
Noninterest-Bearing Demand Deposits	312,016			326,262			362,343			391,300			390,658
Other Liabilities	9,025			10,920			2,953			788			2,636
Total Liabilities	1,293,453			1,288,792			1,273,496			1,306,335			1,282,022
Stockholders' Equity	117,435			117,949			114,752			107,965			114,592
Total Liabilities and Stockholders' Equity	$1,410,888			$1,406,741			$1,388,248			$1,414,300			$1,396,614
Net Interest Income (FTE) (Non-GAAP) (3)		$10,760			$11,155			$11,614			$11,895			$11,046
Net Interest-Earning Assets (4)	385,767			403,203			431,679			448,335			439,090
Net Interest Rate Spread (FTE) (Non-GAAP) (3) (5)			2.55%			2.79%			3.13%			3.18%			3.11%
Net Interest Margin (FTE) (Non-GAAP) (3)(6)			3.14			3.30			3.52			3.46			3.30
PPP Loans	24	1	16.53	38	1	10.56	100	3	12.17	216	22	40.41	2,424	123	20.13
(1)    Annualized based on three months ended results.
(2)    Net of the allowance for credit losses and includes nonaccrual loans with a zero yield.
(3)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(4)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(5)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6)    Net interest margin represents annualized net interest income divided by average total interest-earning assets.

AVERAGE BALANCES AND YIELDS

	Nine Months Ended
	September 30, 2023			September 30, 2022
	Average Balance	Interest and Dividends	Yield /Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (2)	$1,069,729	$39,924	4.99%	$1,013,871	$30,157	3.98%
Debt Securities
Taxable	209,069	2,853	1.82	222,132	2,878	1.73
Exempt From Federal Tax	6,154	157	3.40	9,093	218	3.20
Marketable Equity Securities	2,693	74	3.66	2,693	64	3.17
Interest-Earning Deposits at Banks	60,474	2,276	5.02	61,213	534	1.16
Other Interest-Earning Assets	2,905	148	6.81	3,165	115	4.86
Total Interest-Earning Assets	1,351,024	45,432	4.50	1,312,167	33,966	3.46
Noninterest-Earning Assets	51,018			91,607
Total Assets	$1,402,042			$1,403,774

Liabilities and Stockholders' Equity:
Interest-Bearing Liabilities:
Interest-Bearing Demand Accounts	$351,379	$4,776	1.82%	$271,897	$554	0.27%
Savings Accounts	226,686	145	0.09	247,790	58	0.03
Money Market Accounts	198,243	3,113	2.10	190,189	371	0.26
Time Deposits	143,881	3,063	2.85	127,732	1,231	1.29
Total Interest-Bearing Deposits	920,189	11,097	1.61	837,608	2,214	0.35
Short-Term Borrowings	604	5	1.11	33,553	56	0.22
Other Borrowings	23,516	800	4.55	17,612	522	3.96
Total Interest-Bearing Liabilities	944,309	11,902	1.69	888,773	2,792	0.42
Noninterest-Bearing Demand Deposits	333,356			388,964
Other Liabilities	7,655			5,177
Total Liabilities	1,285,320			1,282,914
Stockholders' Equity	116,722			120,860
Total Liabilities and Stockholders' Equity	$1,402,042			$1,403,774
Net Interest Income (FTE) (Non-GAAP) (3)		33,530			31,174
Net Interest-Earning Assets (4)	406,715			423,394
Net Interest Rate Spread (FTE) (Non-GAAP) (3)(5)			2.81%			3.04%
Net Interest Margin (FTE) (Non-GAAP) (3)(6)			3.32			3.18
PPP Loans	54	5	12.38	7,503	712	12.69
(1)    Annualized based on nine months ended results.
(2)    Net of the allowance for credit losses and includes nonaccrual loans with a zero yield.
(3)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(4)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(5)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6)    Net interest margin represents annualized net interest income divided by average total interest-earning assets.

Explanation of Use of Non-GAAP Financial Measures
In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), we use, and this Press Release contains or references, certain Non-GAAP financial measures. We believe these Non-GAAP financial measures provide useful information in understanding our underlying results of operations or financial position and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Non-GAAP adjusted items impacting the Company's financial performance are identified to assist investors in providing a complete understanding of factors and trends affecting the Company’s business and in analyzing the Company’s operating results on the same basis as that applied by management. Although we believe that these Non-GAAP financial measures enhance the understanding of our business and performance, they should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with similar Non-GAAP measures which may be presented by other companies. Where Non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found herein.

	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22
(Dollars in thousands, except share and per share data) (Unaudited)

Assets (GAAP)	$1,399,492	$1,432,733	$1,430,708	$1,408,938	$1,425,920
Goodwill and Intangible Assets, Net	(11,909)	(12,354)	(12,800)	(13,245)	(13,691)
Tangible Assets (Non-GAAP) (Numerator)	$1,387,583	$1,420,379	$1,417,908	$1,395,693	$1,412,229

Stockholders' Equity (GAAP)	$114,846	$116,589	$117,195	$110,155	$106,706
Goodwill and Intangible Assets, Net	(11,909)	(12,354)	(12,800)	(13,245)	(13,691)
Tangible Common Equity or Tangible Book Value (Non-GAAP) (Denominator)	$102,937	$104,235	$104,395	$96,910	$93,015

Stockholders’ Equity to Assets (GAAP)	8.2%	8.1%	8.2%	7.8%	7.5%
Tangible Common Equity to Tangible Assets (Non-GAAP)	7.4%	7.3%	7.4%	6.9%	6.6%

Common Shares Outstanding (Denominator)	5,120,678	5,111,678	5,116,830	5,100,189	5,096,672

Book Value per Common Share (GAAP)	$22.43	$22.81	$22.90	$21.60	$20.94
Tangible Book Value per Common Share (Non-GAAP)	$20.10	$20.39	$20.40	$19.00	$18.25

	Three Months Ended					Nine Months Ended
	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	9/30/23	9/30/22
(Dollars in thousands) (Unaudited)

Net Income (GAAP)	$2,672	$2,757	$4,156	$4,152	$3,929	$9,586	$7,094
Amortization of Intangible Assets, Net	445	446	445	446	445	1,336	1,336
Adjusted Net Income (Non-GAAP) (Numerator)	$3,117	$3,203	$4,601	$4,598	$4,374	$10,922	$8,430

Annualization Factor	3.97	4.01	4.06	3.97	3.97	1.34	1.34

Average Stockholders' Equity (GAAP)	$117,435	$117,949	$114,752	$107,965	$114,592	$116,722	$120,860
Average Goodwill and Intangible Assets, Net	(12,185)	(12,626)	(13,080)	(13,534)	(13,968)	(12,627)	(14,414)
Average Tangible Common Equity (Non-GAAP) (Denominator)	$105,250	$105,323	$101,672	$94,431	$100,624	$104,095	$106,446

Return on Average Equity (GAAP)	9.03%	9.38%	14.69%	15.26%	13.60%	10.98%	7.85%
Return on Average Tangible Common Equity (Non-GAAP)	11.75%	12.20%	18.35%	19.32%	17.25%	14.03%	10.59%

	Three Months Ended					Nine Months Ended
	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	9/30/23	9/30/22
(Dollars in thousands) (Unaudited)

Interest Income (GAAP)	$15,874	$15,203	$14,244	$13,855	$12,287	$45,321	$33,861
Adjustment to FTE Basis	43	35	31	29	31	111	105
Interest Income (FTE) (Non-GAAP)	15,917	15,238	14,275	13,884	12,318	45,432	33,966
Interest Expense (GAAP)	5,157	4,083	2,661	1,989	1,272	11,902	2,792
Net Interest Income (FTE) (Non-GAAP)	$10,760	$11,155	$11,614	$11,895	$11,046	$33,530	$31,174

Net Interest Rate Spread (GAAP)	2.54%	2.78%	3.12%	3.17%	3.10%	2.80%	3.03%
Adjustment to FTE Basis	0.01	0.01	0.01	0.01	0.01	0.01	0.01
Net Interest Rate Spread (FTE) (Non-GAAP)	2.55%	2.79%	3.13%	3.18%	3.11%	2.81%	3.04%

Net Interest Margin (GAAP)	3.13%	3.29%	3.51%	3.45%	3.29%	3.31%	3.17%
Adjustment to FTE Basis	0.01	0.01	0.01	0.01	0.01	0.01	0.01
Net Interest Margin (FTE) (Non-GAAP)	3.14%	3.30%	3.52%	3.46%	3.30%	3.32%	3.18%

	Three Months Ended					Nine Months Ended
	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	9/30/23	9/30/22
(Dollars in thousands) (Unaudited)

Net Income Before Income Tax Expense (GAAP)	$3,236	$3,456	$5,285	$5,228	$4,927	$11,978	$8,851
Provision for Credit Losses	291	492	80	—	—	863	3,784
PPNR (Non-GAAP) (Numerator)	$3,527	$3,948	$5,365	$5,228	$4,927	$12,841	$12,635

Annualization Factor	3.97	4.01	4.06	3.97	3.97	1.34	1.34

Average Assets (Denominator)	$1,410,888	$1,406,741	$1,388,248	$1,414,300	$1,396,614	$1,402,042	$1,403,774

PPNR Return on Average Assets (Non-GAAP)	0.99%	1.13%	1.57%	1.47%	1.40%	1.22%	1.20%